EXHIBIT 23(l)(2)
                                  PURCHASE AGREEMENT

                           FIRST PACIFIC LOW VOLATILITY FUND


		First Pacific Mutual Fund, Inc., a Maryland corporation, (the "Corporation"), and Lee Financial Group Inc., a Hawaii corporation ("LFG"), hereby agree with each other as follows:

		1.	The Corporation hereby offers LFG and LFG hereby
purchases 100 shares of the Corporation's First Pacific Low Volatility Fund - Investor Class for $10.00 per share (the "Low Volatility Fund Shares"). The Corporation hereby acknowledges receipt from LFG of funds in full payment for such Low Volatility Fund Shares.

		2.	LFG represents and warrants to the Corporation that the
Low Volatility Fund Shares are being acquired for investment purposes and not with a view to the distribution thereof.

		IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ____ day of __________,
2011.


                                    FIRST PACIFIC MUTUAL FUND, INC.
ATTEST:


________________________            ________________________________
By:                                 By:  Terrence K.H. Lee
Title:                              Title:  President



                                    LEE FINANCIAL GROUP INC.



________________________            ________________________________
By:                                 By:  Terrence K.H. Lee
Title:                              Title:  President